UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   July 20, 2006

NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 20, 2006 the wholly-owned subsidiary of NorthWest Indiana Bancorp, Peoples Bank SB (the “Bank”), entered into an employment agreement (the “Employment Agreement’) with Joel Gorelick, its President and Chief Administrative Officer (the “Employee”). The Employment Agreement has a three-year term and provides for annual extensions to maintain its three-year term, unless the Bank or the Employee provides written notice not to continue such extensions. The Employment Agreement provides for a base salary of $202,000 per year, subject to increases awarded by the Board of Directors and possible decreases based on operating results before a change of control of the Bank. The Employee is also entitled to discretionary bonuses, customary fringe benefits and vacation leave.

Mr. Gorelick may terminate his employment upon 60 days written notice. He may also terminate his own employment for cause (as defined in the contract). Mr. Gorelick may be discharged for cause (as defined in the contract) at any time. If the Bank terminates Mr. Gorelick’s employment for other than cause or if Mr. Gorelick terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the terminate follows a change of control (as defined in the contract) of NorthWest Indiana Bancorp or the Bank, and for the balance of the contract if the termination does not follow a change of control. In addition, during such period, Mr. Gorelick will continue to participate in the group insurance plans and retirement plans, or receive comparable benefits. If Mr. Gorelick’s employment is terminated because of his disability, he will receive his base compensation for an additional 12 months, reduced by any disability benefits to which he is entitled under the Bank’s disability policies or programs.

If the payments provided for in the contract, together with any other payments made to Mr. Gorelick, are deemed to be payments in violation of the “golden parachute” rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to Mr. Gorelick if the contract were terminated after a change of control without cause, or for cause by Mr. Gorelick would be $606,000.

The employment agreement also protects confidential business information and protects the Bank from competition by Mr. Gorelick if he voluntarily terminates his employment without cause or is terminated for cause.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated July 20, 2006, between Peoples Bank SB, and Joel Gorelick.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006

NORTHWEST INDIANA BANCORP

By:	/s/ David A. Bochnowski
David A. Bochnowski, Chairman of the Board and Chief Executive Officer